UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio		44026
(Address of Principal Executive Offices)		(Zip Code)

(800) 255-7263

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2018, Fairmount Santrol Holdings Inc. (“Fairmount Santrol”) held a special meeting of stockholders to consider and vote upon the following matters:

(1)	a proposal to adopt the Agreement and Plan of Merger, dated as of December 11, 2017, by and among Fairmount Santrol, SCR-Sibelco NV, a privately-owned Belgian company, Unimin Corporation, a Delaware corporation (“Unimin”), Bison Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Unimin (“Merger Sub”), and Bison Merger Sub I, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Unimin (as it may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “merger”) of Merger Sub into Fairmount Santrol with Fairmount Santrol continuing as the surviving corporation and a direct wholly owned subsidiary of Unimin (the “Merger Proposal”);

(2)	a non-binding, advisory proposal to approve the compensation that may become payable to Fairmount Santrol’s named executive officers in connection with the closing of the merger (the “Compensation Proposal”); and

(3)	a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, if there are not sufficient votes to approve the Merger Proposal (the “Adjournment Proposal”).

At the special meeting 179,327,012 shares of Fairmount Santrol’s common stock, representing approximately 79.70% of the outstanding shares of Fairmount Santrol’s common stock entitled to vote as of the record date for the special meeting, were represented in person or by proxy, which constituted a quorum.

The final voting results for each item voted upon are set forth below:

Proposal One – Merger Proposal. The Merger Proposal was approved by the following vote:

For	Against	Abstain
177,992,974	1,155,121	178,917

Proposal Two – Compensation Proposal. The Compensation Proposal was approved by the following vote:

For	Against	Abstain
173,677,995	3,594,755	2,054,262

Proposal Three – Adjournment Proposal. The Adjournment Proposal was approved by the following vote:

For	Against	Abstain
171,625,604	6,093,019	1,608,389

With respect to the Adjournment Proposal, although the Adjournment Proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the special meeting was determined not to be necessary or appropriate.

Item 8.01.	Other Events.

On May 25, 2018, Fairmount Santrol issued a press release announcing the results of its stockholders’ vote at the special meeting, that the parties to the Merger Agreement had received the regulatory approvals required to complete the merger, including approval from the Mexican Federal Economic Competition Commission and that, subject to satisfaction of the remaining customary closing conditions set forth in the Merger Agreement, the parties expect to complete the merger on June 1, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Current Report on Form 8-K contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those anticipated or implied in forward looking statements are described in Unimin’s registration statement on Form S-4, as amended (File No. 333-224228), Fairmount Santrol’s Form 10-K under the heading “Cautionary Statement Regarding Forward-Looking Information”, as well as the information included in Fairmount Santrol’s Current Reports on Form 8-K and other factors that are set forth in management’s discussion and analysis of Fairmount Santrol’s most recently filed reports with the SEC. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the merger not being timely completed, if completed at all; prior to the completion of the merger, Fairmount Santrol’s and/or Unimin’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the industry may be subject to future regulatory or legislative actions that could adversely affect Fairmount Santrol’s and/or Unimin’s respective businesses; and the parties being unable to successfully implement integration strategies. While Fairmount Santrol and/or Unimin may elect to update forward-looking statements at some point in the future, Fairmount Santrol and Unimin specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 9.01	Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of May 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairmount Santrol Holdings Inc.
(Registrant)

By:	/s/ Jenniffer D. Deckard
Jenniffer D. Deckard
President and Chief Executive Officer

Date: May 25, 2018